MERGER AGREEMENT dated as of November 20, 2000 (this "Agreement"), by and among (i) Sheridan D. Snyder ("Mr. Snyder") and Robert P. Collins, Jr. ("Collins") (collectively such individuals are referred to herein as the "Company Stockholders" or as "Sellers" and each individually as a "Seller"),
(ii) PSI Holding Corporation, a Virginia corporation (the "Company"), (iii) Rheometric Scientific, Inc., a Delaware corporation ("Rheometric"), and (iv) PSI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Rheometric ("Acquisition Sub"). Sellers, the Company, Rheometric and Acquisition Sub will be sometimes referred to herein individually as a "Party" and collectively as the "Parties".

         The Company, through its two wholly-owned subsidiaries, Protein Solutions, Inc., a Virginia corporation ("PS-US"), and Protein Solutions Ltd., a United Kingdom corporation ("PS-UK" and together with PS-US referred to herein as the "Subsidiaries" and individually as a "Subsidiary") is engaged in the design, development, manufacture and sale of dynamic light scattering instrumentation and related products for biomolecular characterization throughout the world (the "Business").

         The Sellers collectively own all of the Shares (as defined in Section 2.2(c) hereof). Rheometric wishes to acquire all of the issued and outstanding capital stock of the Company and thereby all the outstanding capital stock of the Subsidiaries and their assets, business and operations.

         The Boards of Directors of Rheometric, the Company and Acquisition Sub have duly approved this Agreement, which sets forth the terms and conditions of the plan of merger and such other provisions as they consider necessary or desirable, and the Board of Directors of the Company has determined that it is in the best interests of the Company Stockholders for the Company to merge with and into Acquisition Sub in accordance with Section 252 of the Delaware General Corporation Law (the "GCL") and Section 13.1-716 et seq. of the Virginia Stock Corporation Act (the "VA-Law") and subject to the terms and conditions set forth herein (the "Merger"). The parties intend that the Merger will qualify as a forward triangular merger meeting the requirements of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

         Pursuant to the Merger, all of the outstanding shares of common stock of the Company will be converted into the right to receive the Merger Consideration (as hereinafter defined) as hereinafter provided in this Agreement.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived and of the mutual promises, covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, Sellers, the Company, Rheometric and Acquisition Sub hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER


         1.1. Merger of the Company into Acquisition Sub. Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 1.2 hereof) of the Merger, the Company shall be merged with and into Acquisition Sub. The separate corporate existence of the Company shall thereupon cease, and Acquisition Sub (sometimes hereinafter referred to as the "Surviving Corporation") shall continue its corporate existence as the surviving corporation in the Merger under the laws of the State of Delaware. The corporate existence of Acquisition Sub with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. Acquisition Sub and the Company are sometimes referred to herein as the "Constituent Corporations."

         1.2. Effective Time of the Merger. The Merger shall become effective as of the date and time of the filing of a certificate of merger setting forth the information required by Section 252 of the GCL (the "Delaware Certificate of Merger") with the Secretary of State of the State of Delaware and a certificate of merger setting forth the information required by Sections 13.1-720 and 13.1-722 of the VA-Law (the "Virginia Certificate of Merger") with the State Corporation Commission of the Commonwealth of Virginia (the "Effective Time"). The Company has 100 shares of common stock, no par value per share, outstanding. Acquisition Sub has 100 shares of Common Stock, $.01 par value per share, outstanding. The number of such shares of the corporations is not subject to change prior to the effective date of the Merger.

         1.3. Effects of the Merger. At the Effective Time:

         (a) Certificate of Incorporation. The Certificate of Incorporation of Acquisition Sub, amended as set forth in the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation.

         (b) By-Laws. The By-laws of Acquisition Sub as in effect immediately prior thereto shall be the By-laws of the Surviving Corporation.

         (c) Officers and Directors. The directors and officers of Acquisition Sub in office at the Effective Time shall continue as the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation and the GCL, until his successor is duly elected or appointed and shall qualify.

         (d) Rights, etc. of Surviving Corporation. The Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of each of the Constituent Corporations, and all of the property, real and personal, including causes of action and every other asset of the Constituent Corporations, shall vest in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation. Notwithstanding the foregoing, if at any date after the Effective Time, the Surviving Corporation shall consider that any assignments, transfers, deeds or other assurances in law are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of either of the Constituent Corporations, each Constituent Corporation and its officers and directors at the Effective Time shall execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title of such property or rights in the Surviving Corporation, and the officers and directors of the Surviving Corporation are fully authorized in the name of either of the Constituent Corporations or otherwise to take any and all such action.

         1.4. Conversion of Company Common Stock. At the Effective Time, each share of common stock, no par value per share, of the Company outstanding immediately prior to the Effective Time (the "Company Common Stock"), shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into and shall represent the right to receive the "Per Share Merger Consideration" (as hereinafter defined) on and subject to the terms and conditions hereinafter provided. The Merger Consideration shall be an amount equal to the aggregate of (a) $600,000 minus certain payments to the holders of Stock Appreciation Rights in the aggregate amount set forth on Schedule 1.4 hereto (the "Reductions") which consist of amounts which are owed by the Company or its Subsidiaries which are not reflected on the November Balance Sheet (as hereinafter defined) (the "Cash Consideration") and (b) 679,526 shares (the "Rheometric Shares") of Rheometric Common Stock, par value $.01 per share (the "Common Stock"). The Per Share Merger Consideration shall equal the sum of the Per Share Cash Consideration and the Per Share Stock Consideration. The Per Share Cash Consideration shall be an amount equal to the Cash Consideration divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and the Per Share Stock Consideration shall be an amount equal to the number of Rheometric Shares divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

         1.5. Conversion of Acquisition Sub Shares at Time of Merger. Each share of the Common Stock, par value $.01 per share, of Acquisition Sub (the "Acquisition Sub Common Stock") which is outstanding immediately prior to the Effective Time and without further action on the part of the holder thereof, shall be converted into and become, as of the Effective Time, one validly issued, fully paid and nonassessable share of the Common Stock, par value $.01 per share, of the Surviving Corporation.

         1.6. Payment for Company Common Stock. At the Closing, Acquisition Sub will pay to the Company Stockholders the Merger Consideration. Notwithstanding the foregoing, at the Closing, 10% of the Merger Consideration shall be deposited with the Escrow Agent (as that term is defined in the Escrow Agreements) pursuant to escrow agreements being executed and delivered by the Parties simultaneously with the execution and delivery of this Agreement (the "Escrow Agreements"). At or prior to the Closing, each Company Stockholder will execute and deliver to Acquisition Sub a transmittal letter (the "Letter of Transmittal") and will deliver to Acquisition Sub his certificates representing shares of the Company Common Stock as contemplated by the Letter of Transmittal.

         1.7. Closing. The closing of the transactions provided for herein (the "Closing") shall take place at the offices of Dechert, 30 Rockefeller Plaza, New York, NY 10112 on November 20, 2000. The date of the Closing is sometimes referred to herein as the "Closing Date." At the Closing, Certificates of Merger shall be executed and delivered on behalf of the

Company and Acquisition Sub and submitted to the Secretaries of State of the States of Delaware and Virginia for filing in accordance with the GCL and VA-Law. At or prior to the Closing, each Company Stockholder will execute and deliver to Acquisition Sub a transmittal letter (the "Letter of Transmittal") and will deliver to Acquisition Sub his certificates representing his Shares as contemplated by the Letter of Transmittal.

         1.8. Disbursement of Merger Consideration. Following the Effective Time, Rheometric shall cause the Acquisition Sub to make the following disbursements and distributions:

         (a)  77,118   Rheometric   Shares   representing   10%  of  the  Merger
Consideration shall be delivered to the Escrow Agent pursuant to the Escrow Agreements;

         (b) $252,218.86 of the Cash Consideration and 85% of the remaining Rheometric Shares shall be delivered to Snyder; and

         (c) $44,509.21 of the Cash Consideration and 15% of the remaining Rheometric Shares shall be delivered to Collins.

Delivery of the Rheometric Shares shall be made as soon as practicable following the closing in accordance with a Letter of Instruction executed by Rheometric at the Closing.

         (d) Rheometric shall cause the Surviving Corporation to pay the holders of Stock Appreciation Rights the amounts set forth on Schedule 1.4.


         1.9. Preparation of Closing Balance Sheet.

         (a) On or about November 17, 2000, the Company has taken a physical inventory of all merchandise, materials and products of the Business as of the close of business (the "Inventory").

         (b) Promptly after the Closing, Seller's accountants shall prepare a consolidated closing balance sheet of the Company (the "Closing Balance Sheet") as of the close of business on the Closing Date. Amounts on the Closing Balance Sheet with respect to inventories shall be derived from the Inventory, and if necessary, rolled forward to the Closing Date based upon the Company's books and records. The Closing Balance Sheet shall be prepared in accordance with the United States generally accepted accounting principles and practices ("GAAP") (the "Accounting Principles") and delivered to Rheometric within thirty (30) days of the Closing Date. Rheometric and its authorized representatives and designees, shall review the Closing Balance Sheet and Mahoney & Cohen and/or its United Kingdom affiliate ("Rheometric's Accountants") shall perform an audit of the Closing Balance Sheet prepared by Seller's Accountants. The Closing Balance Sheet, as adjusted as a result of such audit, shall be submitted to Sellers as soon as practicable after the Closing and in all events within thirty (30) days after delivery of the Closing Balance Sheet prepared by Sellers' Accountants.

         (c) Sellers shall be deemed to have accepted the audited Closing Balance Sheet unless within thirty (30) days after delivery thereof to Sellers, they give written notice to Rheometric of Sellers' objection to any item therein. In the event Sellers give such written notice of objection, and Rheometric and Sellers have been unable to resolve such dispute by a date twenty
(20) days after delivery of such notice of objection, either party may require that such dispute be resolved by one arbitrator (the "Arbitrator") who shall be a certified public accountant and a partner in the London office of a "Big Five" accounting firm. The Arbitrator shall have access to all documents and facilities necessary to perform its function as Arbitrator. The Arbitrator's determination with respect to any dispute shall be final and binding upon the parties hereto. Sellers and Rheometric shall each pay one-half of the fees and expenses of the Arbitrator for such services.

         1.10. Adjustment. (a) Within thirty (30) days after delivery of the audited Closing Balance Sheet to Sellers pursuant to Section 1.9(b) hereof, or, if disputed, within 10 days after the final resolution of such dispute pursuant to Section 1.9(c) hereof, (i) if the shareholders' equity of the Company as of the Closing Date exceeds $668,000, Rheometric will promptly pay to each of the Sellers their pro rata portion of the amount of such excess after subtracting any additional amounts which may be due to the holders of Stock Appreciation Rights as a result of such additional payment to the Sellers, and (ii) if the shareholders' equity of the Company as of the Closing Date is less than $668,000, Sellers will promptly pay to Rheometric the amount of such deficiency. In determining shareholders equity, there shall be excluded any liability for the payment of the amount reflected on Schedule 1.4 to holders of Stock
Appreciation Rights. In the event any additional amounts are due holders of Stock Appreciation Rights under the terms of their respective SAR Settlement Letters (as hereinafter defined), such amounts shall be deducted on a pro rata basis from the payment otherwise due each Seller under this Section 1.9(a), and paid to such holders of Stock Appreciation Rights in final settlement of all monetary obligations due the holders of such Stock Appreciation Rights.

         (b) Of such payments, 20% shall be paid in cash and 80% shall be paid by the delivery of shares of Rheometric Common Stock, which shares shall be valued at the greater of the date immediately preceding the date of delivery or the date of Closing.

         (c) Each such cash payment shall be made by wire transfer of immediately available funds to an account designated by Rheometric or Sellers at least two business days prior to the transfer, except that payments of less than $10,000 may be made by check subject to collection.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         2.1. Representations and Warranties of Sellers With Respect to Themselves. Each Seller severally represents and warrants to Rheometric as follows, and acknowledges and confirms that Rheometric is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation that may have been made by Rheometric or on its behalf.

         (a) Capacity, Organization and Standing. Seller has the right, power and authority and legal capacity to own his Shares and to enter into and perform his obligations under this Agreement.

         (b) Consents, Authorizations and Binding Effect. Seller may execute, deliver and perform his obligations under this Agreement without the necessity of obtaining any consent, approval, authorization, advice or waiver or giving any notice, except for such consents, approvals, authorizations, advice or waivers (individually a "Consent" and collectively "Consents") which have been obtained and are unconditional and in full force and effect and such notices (individually a "Notice" and collectively "Notices") which have been duly given, all of which are listed on Schedule 2.1(b). This Agreement has been duly executed and delivered by Seller and constitutes his legal, valid and binding obligation, enforceable against him in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. The execution, delivery and performance of this Agreement by Seller will not:

     (i) conflict with, result in the breach of or constitute a default under any contract, agreement, commitment, undertaking, restriction or other instrument to which Seller is a party or by which he may be bound or affected, or

    (ii) constitute a violation of any statute, judgment, order, decree, regulation or rule of any court, governmental authority or arbitrator applicable or relating to or binding upon Seller.

         (c) Shares. Seller has good and marketable title to his Shares set forth on Schedule 2.1(c) hereto as being owned by him, and has the right, title, power and authority to sell, transfer and vote such Shares. Seller's Shares are owned by him free and clear of all Liens (as defined in Section 2.2(i)). There are no options, proxies, voting trusts or other agreements or understandings with respect to the issuance, transfer or voting of the Shares. The November 15, 1996 Shareholder Buy-Sell Agreement by and among Sheridan D. Snyder, Robert P. Collins, Jr. and the Company, has been terminated, without any further obligation on the part of the Company.

         (d) Investment Representation. (i) The Rheometric Common Stock being acquired hereunder is being acquired by each Seller for investment and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state; and each Seller will not distribute the Rheometric Common Stock in violation of the Securities Act or the applicable securities laws of any state.

     (ii) Each Seller understands that the Rheometric Common Stock being acquired hereunder has not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless transfer thereof is subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

    (iii) Each Seller is financially able to hold the Rheometric Common Stock being acquired hereunder for long-term investment, believes that the nature and amount of the Rheometric Common Stock being purchased are consistent with each Seller's overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Rheometric Common Stock.

     (iv) Each  Seller  confirms  that  (i) he is  familiar  with  the  proposed business of Rheometric, (ii) he has had the opportunity to ask questions of the officers and directors of Rheometric and to obtain (and that he has received to his satisfaction) such information about the business and financial condition of Rheometric as he has reasonably requested, and (iii) each Seller, either alone or with his purchaser representative (as defined in Rule 501(h) promulgated under the Securities Act), if any, has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of the prospective investment in Rheometric.

     (v) The certificates representing the Rheometric Common Stock, including certificates issued upon any voluntary or involuntary transfer of such Securities, unless such transfer is pursuant to a registered public offering of the Rheometric Common Stock, shall bear the following legend in addition to any other legend required under applicable law:

                    THESE   SECURITIES  HAVE  NOT  BEEN  REGISTERED   UNDER  THE
               SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

         2.2. Representations and Warranties of Sellers With Respect to the Company. Each Seller, jointly and severally, represents and warrants to Rheometric as follows, and acknowledges and confirms that Rheometric is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation that may have been made by Rheometric or on its behalf.

         (a) Organization and Standing. The Company and each Subsidiary is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation. Neither the Company nor either of the Subsidiaries are qualified to transact business as a foreign corporation in any other jurisdiction. The Company and each Subsidiary has the right, power and authority (corporate and otherwise) to own, lease and operate its properties and to carry on its business.

         (b) Consents, Authorizations and Binding Effect. The Company may execute, deliver and perform this Agreement without the necessity of obtaining any Consent or giving any Notice, except for such Consents or Notices as may be listed on Schedule 2.2(b). This Agreement has been duly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. The execution, delivery and performance of this Agreement by Sellers and by the Company will not:

     (i) constitute a violation of the Company's or any Subsidiary's Articles of Incorporation or By-laws,

     (ii) except as set forth on Schedule 2.2(b), conflict with, result in the breach of or constitute a default, or give any other person the right to terminate and/or to accelerate any obligation, under any contract, agreement, commitment, undertaking, restriction or other instrument to which the Company or a Subsidiary is a party or by which it or the Shares may be bound or affected,

     (iii)constitute a violation of any statute or regulation or any judgment, order, decree or rule of any court, governmental authority or arbitrator applicable or relating to or binding upon the Company or a Subsidiary or its business, or

     (iv) result in the creation of any Lien upon the Shares or any assets of the Company or a Subsidiary.

Except as set forth on Schedule 2.2(b), no consent, approval or authorization of, waiver from or notice to any other person is required to maintain in full force and effect for the benefit of the Company after the Closing any Company contract (as defined in Section 2.2(v) hereof).

         (c) Capitalization. (i) The Company's total authorized capitalization consists solely of 5,000 shares of common stock, no par value (the "Company Common Stock"), of which a total of only 100 shares are presently issued and outstanding (the "Shares"), all of which are owned by Sellers. The Company does not hold any shares of its capital stock in its treasury. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and no liability attaches to the ownership thereof.

     (ii) There are no authorized, outstanding or existing:

         (A) proxies or other agreements or understandings with respect to the voting of any capital stock of the Company or any Subsidiary;

         (B) depositary receipts of shares (certificates) issued by the Company or Subsidiary;

         (C) securities convertible into or exchangeable for any capital stock of the Company or any Subsidiary;

         (D) options, warrants or other rights to purchase or subscribe for any capital stock of the Company (other than this Agreement) or any Subsidiary, or securities convertible into or exchangeable for any capital stock of the Company or any Subsidiary;

         (E) agreements of any kind relating to the sale or issuance of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such options, warrants or rights; or

         (F) agreements of any kind which may obligate the Company or any Subsidiary to sell, issue or purchase any of its securities.

Subsequent to June 30, 2000, the Company has not declared or paid, and has no obligation to declare or pay, any dividends, and neither the Company nor any Subsidiary has made, or has any obligation to make, any distribution or payment to any stockholder of the Company or his affiliates.

         (d) The Business. The Company and the Subsidiaries are engaged in the Business and are not engaged in any other business.

         (e) Subsidiaries. The Company owns, beneficially and of record, all of the issued and outstanding shares of capital stock of each Subsidiary, which shares have been duly authorized and validly issued and are fully paid and nonassessable and no liability attaches to the ownership thereof. The company does not own any equity interest in any other entity. Except for any interest which may be deemed to occur as a result of the ownership of any shares in a publicly traded mutual fund, neither Seller owns, directly or indirectly, any equity interest in any entity engaged in business activities related to the Business.

         (f) Minute Books and Stock Records. The minute books of the Company and each Subsidiary have been furnished to Rheometric for inspection and in the form so furnished are correct (including signatures), complete and current in all material respects and fairly reflect the respective corporate actions of the Board of Directors and shareholders meetings of the Company and each Subsidiary. The stock record books of the Company and each Subsidiary are correct (including signatures), complete and current. Schedule 2.2(e) includes a list of the directors and officers of the Company and each Subsidiary.

         (g) Articles of Incorporation. Copies of the Articles of Incorporation and By-laws of the Company and each Subsidiary and of the organizational documents of each Investment have heretofore been delivered to Rheometric or Rheometric's counsel and are correct and complete and reflect all amendments or changes in effect.

         (h) Financial Statements and Financial Condition. Except as may be disclosed on Schedule 2.2(h) the Company and each Subsidiary has maintained its books of account in accordance with applicable laws, rules and regulations and with generally accepted accounting principles consistently applied, and such books and records are, and during the periods covered by the Financial Statements (as hereinafter defined) were, correct and complete in all material respects, fairly and accurately reflect or reflected the Company's income, expenses, assets and liabilities, including the nature thereof and the transactions giving rise thereto, and provided a fair and accurate basis for the preparation of the Financial Statements. Attached as Schedule 2.2(h) hereto are: the consolidated and consolidating balance sheets of the Company and the Subsidiaries as of December 31, 1999, September 30, 2000 (the "September Balance Sheet"), and November 10, 2000 (the "November Balance Sheet"), and (y) statements of income for the Company and the Subsidiaries for the twelve month period ended December 31, 1999 and the nine month period ended September 30, 2000 (collectively, the "Financial Statements").

         Except as may be disclosed on Schedule 2.29(h) the Financial Statements have been prepared in conformity with GAAP and present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates of such statements and the results of operations for the periods covered by such statements. As of the date hereof, neither the Company nor any Subsidiary has any liabilities other than:

         (i) those set forth or reserved against in the November Balance Sheet,

         (ii) those incurred since the date of the November Balance Sheet in the ordinary course of business in arms' length transactions and consistent in nature, amount and scope with past practice,

         (iii) obligations under contracts, agreements and leases disclosed, or not required to be disclosed, pursuant to Section 2.2(v) hereof, and

         (iv) those described on Schedule 2.2(h) hereto.

Except as set forth in Schedule 2.2(h), neither the Company nor any Subsidiary has any long or short-term bank debt or notes or obligations payable to shareholders (other than salary payments in the ordinary course of business). The indebtedness in the amount of $45,679.15 from Collins to the Company has been canceled by the Company, pursuant to the terms of an agreement dated March 20, 1996 between Collins and the Company.

         (i) Title and Condition of Assets. Except as set forth on Schedule 2.2(i), the Company and each of the Subsidiaries has good and marketable title to its assets, free and clear of liens, encumbrances, claims, security interests, mortgages, pledges, agreements and rights of others (individually a "Lien" and collectively "Liens"). Except as set forth on Schedule 2.2(i), the Company and each of the Subsidiaries owns all of the assets used in the operation of, and necessary to operate, its business as presently conducted or proposed to be conducted by it. No significant asset of the Company or of a Subsidiary or property leased by it has been affected by any fire, accident, act of God or any other casualty that adversely impairs its use by the Company or such Subsidiary, or the financial condition or prospects of the Company or such Subsidiary. Schedule 2.2(i) hereto includes a summary description of material tangible personal property in the nature of machinery and equipment owned or leased by the Company and each Subsidiary.

         (j) Real Estate. Schedule 2.2(j) hereto contains a true and complete list of all real property leased by the Company and each Subsidiary. Neither the Company nor any Subsidiary owns any real property. No real property is used in connection with the Business except as listed on Schedule 2.2(j). To the best knowledge of Sellers, no real property listed on Schedule 2.2(j) is subject to any zoning ordinance or other restriction which would have a material adverse effect on the Business or the use and enjoyment of such property in the manner in which such property is currently used and enjoyed. To the best knowledge of Sellers, there is no pending legislation, regulation or ordinance which would adversely affect the use of such real property as it is presently used or the conduct of the Business as it is presently conducted. Each lease listed on Schedule 2.2(j) is valid and in full force and effect and is enforceable in all material respects in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws. Neither the Company nor any Subsidiary, nor, to the best knowledge of Sellers, any of the other parties thereto, is in material default thereunder, and no event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default thereunder. With respect to real property leases so listed that are cancelable by the lessor on sixty (60) days' notice or less, to the best knowledge of Sellers, no lessor has any present intention of exercising its rights of cancellation, and none has communicated any intention to do so (whether or not withdrawn).

         (k) Inventories. The inventories of the Company and the Subsidiaries have been valued at the lower of cost or market in accordance with GAAP and the value of obsolete materials and materials of below standard quality has been written down in accordance with Schedule 2.2(k). Except as described on Schedule 2.2(k), neither the Company nor any Subsidiary is under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers. No inventory of the Company or a Subsidiary is on consignment.

         (l) Receivables. The trade accounts and other receivables of the Company are bona fide, collectible receivables, arose out of arms-length transactions, and are recorded correctly on the applicable books and records of the Company and the Subsidiaries. Such trade accounts and other receivables are not subject to any counterclaim or setoff not reflected in the reserves set forth on the Financial Statements, and during the last three years the net losses on receivables of the Company and the Subsidiaries have not exceeded one percent (1%) of sales per year. All such receivables outstanding for more than 120 days have been fully reserved for.

         (m) Insurance. Schedule 2.2(m) hereto contains a list of all policies of insurance maintained by or on behalf of the Company and the Subsidiaries, including insurance providing benefits for employees, in effect on the date hereof and generally describing the coverage thereby. Except as set forth in
Schedule 2.2(m) there are no claims pending or, to the knowledge of Sellers, threatened under any of said policies or disputes with underwriters, and all premiums due and payable have been paid and all such policies are in full force and effect in accordance with their respective terms. Neither the Company nor any Subsidiary has been denied insurance, or been offered insurance only at a commercially prohibitive premium, within the last five years.

         (n) Litigation and Other Proceedings. Except as described on Schedule 2.2(n) hereof, and whether or not covered by insurance, there are no actions, suits, liens, claims or proceedings, whether in law or equity, or governmental or administrative investigations pending or, to the knowledge of Sellers, threatened against the Company or a Subsidiary or with respect to their respective assets or any asset or property of others leased or used by them, or which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement. There are no requests for environmental cleanup actions, cost reimbursement or contribution by any governmental agencies or by any private parties pending or, to the knowledge of Sellers, threatened against the Company or a Subsidiary.

         (o) Compliance. Except as described in Schedule 2.2(o): (i) the Company and each Subsidiary is in compliance with, and no default or violation exists under, material laws, rules, regulations, decrees and orders applicable to the Company and such Subsidiaries and its respective employees, products and properties; (ii) neither the Company nor a Subsidiary nor its respective assets nor the property leased under leases to which it is a party nor the transactions contemplated under this Agreement are subject to any judgment, order or decree entered in any lawsuit or governmental or legal proceeding, and no investigations have been conducted during the three (3) years prior to the date of this Agreement in connection with the ownership, operation or use by the Company or a Subsidiary of its assets or the property leased under leases to which it is a party or its operations; and (iii) the Company and each Subsidiary has duly filed all reports and returns required to be filed by it with governmental authorities and obtained all governmental or regulatory permits and licenses and other governmental consents which are required in connection with its operations. Such permits, licenses and consents are in full force and effect, no proceedings for the suspension or cancellation of any of them is pending or, to the knowledge of Sellers, threatened, and none will lapse, terminate or otherwise become ineffective upon the consummation of this Agreement. Schedule 2.2(o) contains a complete list of permits, licenses and consents referred to in clause (iii) above. Except as specified in Schedule 2.2(o), no application for any such permits, licenses or consents within such three (3) year period has been denied.

         (p) Environment, Health and Safety. Except as specified in Schedule 2.2(p):

     (i) The Company and each Subsidiary has complied with, and its operations are in compliance with, all Environmental Laws (as hereinafter defined), and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced, or to the knowledge of Sellers, threatened, against the Company or any Subsidiary alleging any failure to comply with any such law or regulation.

     (ii) As used herein, the term "Environmental Law" means any law (or ordinance, rule, order, directive, requirement or regulation) of any government (or agency thereof), or any applicable common law, judgment, agreement or decree, concerning pollution or protection of, or damage to, the environment, public or employee health and safety, including laws relating to emissions, discharges, releases or threatend releases of Hazardous Substances (as hereinafter defined) into ambient air, surface water, ground water or lands or otherwise relating to the release, reporting, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances. As used herein, "Hazardous Substances" shall mean (A) all materials that are classified as special wastes, hazardous or toxic or polluting under any Environmental Law; (B) petroleum products, including but not limited to gasoline, diesel fuel, fuel oil, crude oil and motor oil, and the constituents of those products; (C) explosives or radioactive materials and (D) asbestos containing materials.

     (iii)Neither the Company nor any Subsidiary has any liability, and there is no basis for liability against the Company or a Subsidiary, under any Environmental Law or any applicable law or regulation, judgment, agreement or decree concerning employee health and safety.

     (iv) Neither the Company nor any Subsidiary has any liability, and there is no basis for liability against the Company or a Subsidiary, for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand (under any law or pursuant to any statute, rule, regulation or ordinance in effect on or prior to the date hereof or any applicable law, judgment, agreement or decree in effect on or prior to the date hereof) for any illness of or personal injury to any current or prior employee of the Company or a Subsidiary (other than routine claims under the Company's or a Subsidiary's medical coverage insurance policies for its employees).

     (v) The Company and each Subsidiary has obtained and has been and is in compliance with all environmental permits that are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all applicable Environmental Laws.

     (vi) Except as listed in Schedule 2.2(p) and heretofore provided to Rheometric, within five (5) years prior to the Closing Date there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to the Company or a Subsidiary or any other property or business now or previously owned, operated, or leased by the Company or a Subsidiary.

     (vii)Except as disclosed on Schedule 2.2(p), neither the Company nor a Subsidiary has released nor is it releasing any Hazardous Substances on, upon, into, over or from any real property owned, operated or leased by the Company or a Subsidiary. No oral or written notification of a release or threat of release of a Hazardous Substance has been filed by or on behalf of the Company or a Subsidiary in relation to any property owned, operated or leased by it within five (5) years prior to the Closing Date.

     (viii) There have been no private or governmental claims, citations, complaints, notices of violation or requests for information, demands or notices, letters made, issued to or, to the knowledge of Sellers, threatened against the Company or a Subsidiary by any governmental entity or private or other party within five (5) years prior to the date of this Agreement for the impairment or diminution of, or damage, injury or other adverse effects to, the environment or public health. Neither the Company nor a Subsidiary has any liability under any Environmental Law for the off-site transport or disposal or release of any substances. Schedule 2.2(p) sets forth a description of -------- locations used by the Company and each Subsidiary during the five (5) years prior to the date of this Agreement for the treatment, storage, transportation or disposal of Hazardous Substances, or to the knowledge of Sellers, used by any other person in connection with the operations of the Company or a Subsidiary.

     (ix) Neither the Company nor any Subsidiary is a party to or otherwise required to comply with any environmental agreement. Neither the Company nor any Subsidiary is under any obligation to investigate or to research with respect to soil or soil-water, to take safety measures or to clean-up any pollution.

         (q) Taxes and Other Payments.

     (i) The Company and each Subsidiary have paid or will accrue on the Closing Balance Sheet all domestic and foreign taxes, additions to tax, penalties, interest and other similar payments (for purposes of this Section 2.2(q), collectively "Taxes" and each a "Tax") due on or before the Closing Date in respect of the Company or such Subsidiary and its employees, and neither the Company nor a Subsidiary is in default in payment of any such Taxes or Tax related obligation, and except as set forth on Schedule 2.2(q) the Company and each Subsidiary have duly filed in a timely fashion all Tax reports and returns required to be filed on or before the Closing Date, and all such reports and returns are correct and complete as filed. Except as described in Schedule 2.2(q), neither the Company nor a Subsidiary has received notice of any Tax deficiency outstanding, proposed or assessed against it, nor has it executed any waiver of any statute of limitations on the assessment or collection of any tax or Tax related obligation. There are no Tax liens upon or pending against or, to the knowledge of Seller, threatened against the Company's or a Subsidiary's assets or the property leased under any lease to which it is as party, and except as disclosed in Schedule 2.2(q) there are no powers of attorney executed by the Company or a Subsidiary with respect to Taxes. Schedule 2.2(q) lists all deficiencies proposed or asserted by any taxing authority in connection with the Company or a Subsidiary within the last five calendar years. Except as described on
          Schedule 2.2(q), to the knowledge of Sellers there is no basis for an assertion of any Tax deficiency or assessment against the Company or a Subsidiary for any tax period (or portion thereof) ending on or before the Closing Date.

     (ii) With respect to the November Balance Sheet, the Company and each Subsidiary have properly accrued all liability for unpaid Taxes as of the dates thereof. With respect to the tax period (or portion thereof) ending on the Closing Date, neither the Company nor a Subsidiary has incurred any liability for Taxes other than as a result of the conduct of its business in the ordinary course.

     (iii)With respect to the assessment or payment of Taxes, no special agreements, rulings or compromises have been entered into by the Company or a Subsidiary with the tax authorities.

     (iv) Neither the Company nor any Subsidiary is liable for taxes or social security charges imposed on or due by any third party except to the extent that full provision will be made in the Closing Balance Sheet.

     (v)  All  Taxes  and  employment   related  charges  that  the  Company,  a
          Subsidiary or any of their respective affiliates were required to withhold, collect or pay over to the appropriate governmental authority as of the Closing Date have been duly and timely withheld, collected and paid over or are accrued on the November Balance Sheet and will be accrued on the Closing Balance Sheet.

         (r) Customers and Suppliers. (i) Schedule 2.2(r) sets forth a list of the 25 largest customers and 10 largest suppliers of the Company and the Subsidiaries, in terms of sales and purchases, as the case may be, during the twelve months ended December 31, 1999 and the nine months ended September 30, 2000. Sellers are unaware of any loss or threatened loss of any customer, supplier or account of the Company and the Subsidiaries listed on Schedule 2.2(r)
or any loss of a customer, supplier or account except to the extent specifically disclosed in Schedule 2.2(r). Sellers have no reason to believe that any of the Company's or the Subsidiaries' suppliers intends to sell directly to the Company's or such Subsidiary's customers products currently purchased by the Company or such Subsidiary from such supplier. Sellers believe that the Company's and the Subsidiaries' relations with their respective suppliers and customers are good and have no reason to believe that such suppliers and customers will not continue doing business with the Company and the Subsidiaries on substantially the same terms and conditions as are presently experienced.

     (ii) The customers of the Company and its Subsidiaries do not maintain any inventory of the Company's or the Subsidiaries' products.

         (s) Patents, Trademarks, Trade Secrets, Etc. Schedule 2.2(s) hereto contains a list and description of: -

     (i) all patents, patent applications, trade-marks, trademark registrations, applications for trademark registration, trade names and copyrights which the Company or a Subsidiary owns or in which any of them has any proprietary interest and/or which are used currently or were used in any material respect during the last five years by the Company or a Subsidiary;

     (ii) computer software and programming in which the Company or a Subsidiary has any proprietary interest and which is used currently or was used in any material respect during the last five years in connection with the Business or which the Company or a Subsidiary is developing; and

     (iii)all license agreements with respect to any of the foregoing to which reference is made in clauses (i) and (ii) as to which the Company or a Subsidiary is licensor or licensee.

Except as disclosed on Schedule 2.2(s), each of the Company and the Subsidiaries has full legal and beneficial title to and may freely dispose of its patents, trademarks, tradenames, trade-secrets, proprietary secrets and copyrights described in Schedule 2.2(s) (the "Intellectual Property"). The Intellectual Property is owned free and clear of any Liens. None of the Intellectual Property described in Schedule 2.2(s), and no industrial or intellectual property or know-how used by the Company or a Subsidiary infringes on any third party's rights. No patent, trademark, trade name, trade secret, proprietary secret or copyright not described on Schedule 2.2(s) is required by the Company or a Subsidiary in connection with its business as currently conducted. Except as described on Schedule 2.2(s) hereto, there are no pending or, to the knowledge of Sellers, threatened claims against the Company or a Subsidiary by any person with respect to any of the items, or their use, listed on Schedule 2.2(s) or claiming that the Company's or a Subsidiary's operations infringe on a third party's intellectual property, and, to the knowledge of Sellers, no valid basis exists for any such claim. All employees of the Company and of each Subsidiary who have access to the trade secrets or proprietary secrets of the Company or any Subsidiary have executed and delivered to the Company or such Subsidiary valid and binding confidentiality agreements with respect thereto.

         (t) Employees. Schedule 2.2(t) lists all persons receiving compensation from the Company or a Subsidiary and a description of the compensation and the components thereof to which each such person presently is or in the future will be entitled.

         (u) Pension and Other Employee Plans and Contracts.

     (i) The only employee pension, early retirement, bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination and other compensation or fringe benefit plans or arrangements, maintained by, or contributed to by the Company or a Subsidiary with respect to its employees or former employees (or their beneficiaries) at any time within the past five years or under which the Company or a Subsidiary has any liability or obligation, contingent or otherwise, as of the date hereof (the "Benefit Plans"), are those listed in Schedule 2.2(u), a true and complete copy of each of which has been furnished to Rheometric.

     (ii) Each of the Benefit Plans is in compliance with the provisions of all applicable laws.

     (iii)Except as may be disclosed in Schedule 2.2(u), all contributions to, and payments from, the Benefit Plans which may have been required to be made prior to the Closing Date and all payments under the Benefit Plans, and any other liability, contingent or otherwise of the Company or a Subsidiary with respect to any of the Benefit Plans attributable to any period (or portion thereof) ending on or before the Closing Date have either been timely made or accrued on the November Balance Sheet and will be accrued on the Closing Balance Sheet, or to the extent not required by GAAP to be so accrued, are disclosed on
          Schedule 2.2(u).

     (iv) Except as indicated on Schedule 2.2(u), all reports, returns and similar documents with respect to the Benefit Plans required to be filed with any government agency or distributed to any Benefit Plan participant prior to the Closing Date have been duly and timely filed or distributed. (v) Each of the Benefit Plans has been administered at all times in accordance with its terms.

     (vi) There are no pending investigations by any governmental agency involving the Benefit Plans, no termination proceedings involving the Benefit Plans, and to the knowledge of the Sellers there are no threatened or pending claims (except for claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan which could give rise to any material liability, nor, to the knowledge of Sellers are there any facts which could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

     (vii)Neither the Company nor any Subsidiary has ever maintained or been a party to a "pension plan" or a "multiemployer plan", as those terms are defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (v) Company Contracts. All Company Contracts (as hereinafter defined) are valid and in full force and effect and constitute the legal, valid and binding obligations of the Company or a Subsidiary and, to the knowledge of Sellers, the other parties thereto. There are no existing defaults by the Company or a Subsidiary or, to the knowledge of Sellers, by any other party under the Company Contracts and, to the knowledge of Sellers, no event, act or omission (including without limitation after giving effect to the Closing contemplated under this Agreement) has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default thereunder. No other party to a Company Contract has asserted the right, and, to the knowledge of Sellers, no basis exists for the assertion of any right, to renegotiate the terms or conditions of a Company Contract. None of the Company Contracts is in excess of the normal, ordinary and usual requirements of the Company or a Subsidiary or at any excessive term or price, and no Company Contract could reasonably be expected to create a loss or material adverse change in the financial condition of the Company or a Subsidiary based upon current levels of operations and customary practices. For purposes of this Agreement, the term "Company Contracts" means and includes those items listed on Schedule 2.2(v) hereto, and all other contracts, mortgages, debt instruments, security agreements, licenses, commitments, guarantees, leases, charters, franchises, powers of attorney and agency and other agreements to which the Company or a Subsidiary is a party or is bound.
Schedule 2.2(v) lists all Company Contracts that:

     (i) involve or would involve the payment by or to the Company or a Subsidiary of in excess of $50,000 during any fiscal year or in excess of $50,000 in the aggregate during the remaining term of such contract, or are otherwise material to the Company or a Subsidiary,

     (ii) relate to the design of any products sold by the Company or a Subsidiary or relate to the payment of royalties with respect thereto,

     (iii)guarantee, indemnify or otherwise cause the Company or a Subsidiary to be liable for the obligations or liabilities of another,

     (iv) involve the borrowing or lending of money or an agreement with any bank, finance company or similar organization for the sale of products on credit,

     (v) constitute a patent, trademark, service mark, trade name, copyright or similar intellectual property license agreement,

     (vi) involve the sale of products on consignment,

     (vii) are or contain a power of attorney,

     (viii) contain any renegotiation or redetermination provision,

     (ix) restrict the Company or a Subsidiary from carrying on its business anywhere in the world,

     (x) involve as a party (A) a Seller or any member of his family or any director, officer or employee of the Company or a Subsidiary or any affiliate or any family member of any such person or (B) any corporation, firm or individual in which any such person has any material interest,

     (xi) require or are otherwise contingent upon the payment of commissions or compensation to any person not a party to such Contract, or

     (xii)require the Business to supply any other party with all of such party's requirements for products or services.

True and complete copies of all Company Contracts listed on Schedule 2.2(v) have heretofore been furnished to Rheometric. The contracts, mortgages, debt instruments, security agreements, licenses, commitments, guarantees, leases, charters, franchises, powers of attorney, agency and other agreements to which the Company or a Subsidiary is a party or by which it is bound and which are not listed on Schedule 2.2(v) will not involve the payment by the Company and the Subsidiaries thereunder in the aggregate of more than $50,000 per year.

         (w) Conflicts; Intercompany Relations. Except as disclosed on Schedule 2.2(w), no Seller and no present director, officer or employee of the Company or of a Subsidiary and no affiliate of any such person, (i) has any material direct or indirect interest in (x) any entity which does any material business with the Company or a Subsidiary; or (y) any material property, asset or right which is used in the conduct of the Business, or (ii) has any material contractual relationship with the Company or a Subsidiary other than such relationship as attaches to being such a director, officer or employee. Seller has previously provided Rheometric with a description of all oral, and complete and correct copies of all written, agreements and arrangements pursuant to which employees of the Company or a Subsidiary are to receive a stay bonus or any other kind of compensation in connection with the transactions contemplated under this Agreement. The assets of the Company or a Subsidiary together with those properties leased by the Company and/or the Subsidiaries constitute all the assets and properties, tangible and intangible, used in or necessary for the conduct of the Business as presently conducted.

         (x) Labor Difficulties. Neither the Company or any Subsidiary is a part to or bound by any collective labor agreements. There are no disputes with trade unions, individual employees or groups of employees or any unfair labor practice complaint against the Company or a Subsidiary pending or, to the knowledge of Sellers, threatened before any applicable forum.

         (y) Product Claims. Except as listed in Schedule 2.2(y), there are no material product or service liability claims pending or, to the knowledge of Sellers, threatened against the Company or a Subsidiary or against any other person or entity with respect to the products or services of the Business.
Schedule 2.2(y) lists all product and service liability claims seeking damages in excess of $25,000 asserted against the Company or a Subsidiary (or in respect of which the Company or a Subsidiary has received notice) with respect to the products or services of the Company and the Subsidiaries during the last five years; such claims not listed on such Schedule do not aggregate more than $25,000. Neither the Company nor any Subsidiary has experienced any unusual or excessive product or service liability claims during the last three years with respect to the products or services of the Business.

         (z) Warranties and Returns. Schedule 2.2(z) sets forth a summary of the present practices and policies followed by the Company and each Subsidiary with respect to guarantees, warranties, servicing or repairs of any products sold and services rendered by it, whether such practices are oral or in writing or are deemed to be legally enforceable. There is not presently, nor has there been within the last three years, any failure of a product sold by the Company or a Subsidiary such as to require, or, to the knowledge of Sellers, which may require, a general recall or replacement campaign with respect to such product or a reformulation or change of such product. There has not been any acceptance of returns of defective goods the cost of which is in excess of one percent (1%) of the sales of all products sold by the Company or a Subsidiary during either the twelve-month period ended December 31, 1999 or the nine-month period ended September 30, 2000, and no basis exists for any future returns of defective goods in excess of one percent (1%) of the total sales of all products sold by the Company or a Subsidiary during such periods.

         (aa) Absence of Certain Changes. Except as set forth on Schedule 2.2(aa), since December 31, 1999, there have been no changes in the Company or a Subsidiary or its respective assets or liabilities which individually or in the aggregate have had a material adverse effect on the Company or a Subsidiary, nor, to the knowledge of Sellers, is any such change threatened, except for such changes as have affected others engaged in the same business as the Company and the Subsidiaries in a similar way. Since June 30, 2000, except as set forth in
Schedule 2.2(aa), (i) the Company and each Subsidiary has been operated in the ordinary course of business consistent with past practice, (ii) neither the Company nor a Subsidiary has entered into, or agreed to enter into, any transaction not in the ordinary course of business and (iii) neither the Company nor a Subsidiary has made any changes in its accounting principles. Without limiting the generality of the foregoing, since June 30, 2000, neither the Company nor a Subsidiary, individually or together, has:

     (i)  increased  or  experienced   any  adverse  change  in  any  assumption
          underlying any method of calculating bad debts, contingencies or other reserves from that reflected in the Financial Statements,

     (ii) cancelled or waived any claim or right of substantial value or sold, transferred, distributed or otherwise disposed of any of its assets, except dispositions of inventory in the ordinary course of business,

     (iii)written down the value of any inventory having an aggregate value in excess of $10,000 or written off as uncollectible notes, trade accounts or other receivables having an aggregate value in excess of $20,000,

     (iv) made any capital expenditure or commitment for additions to property, plant or equipment having an aggregate cost in excess of $5,000,

     (v) disposed of, permitted to lapse or disclosed to any third person whether pursuant to a confidentiality agreement, or otherwise, any right listed or described on Schedule 2.2(s) hereto,

     (vi) experienced any damage, destruction or loss, whether or not covered by insurance, in excess of $25,000,

     (vii)except as set forth in Schedule 2.2(t) made or agreed to make any increase in the compensation payable to any of its employees,

     (viii) lost any key employees or key salespersons,

     (ix) except as set forth in Schedule 2.2(t) adopted, entered into, terminated or amended any bonus, incentive, compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other employee benefit plan or any employment or consulting agreement,

     (x)  changed  the  methods  of  accounting  or  accounting   principles  or
          practices set forth in or reflected by the Financial Statements,

     (xi) permitted or allowed any of its assets to be subject to any Lien, except for Liens presently in existence and described in Schedule 2.2(i),

     (xii)entered into any transaction or contract, or amended or terminated any transaction or contract, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business in arms' length transactions, none of which transactions or contracts, or amendments or terminations thereof, could reasonably be expected to have a material adverse effect upon the Company or a Subsidiary, or the financial condition or prospects thereof, or

     (xiii) agreed, whether in writing or not, to do any of the foregoing.

         (bb) Other Information. The documents and information with respect to the Company and each Subsidiary required to be supplied to Rheometric pursuant to this Agreement or supplied to Rheometric at its request by Sellers or on their behalf are correct and complete.

For purposes of this Agreement, references to the "knowledge of Sellers", "Sellers' knowledge" or "Sellers' awareness" or words of similar import shall mean and include the actual knowledge of Sellers and the Company's and each Subsidiary's directors and officers after due inquiry of the personnel listed on
Schedule 2.2(bb) with respect to the indicated matters.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         3.1. Representations and Warranties of Rheometric. Rheometric represents and warrants to Sellers as follows, and acknowledges and confirms that Sellers are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Sellers.

         (a) Due Organization. Rheometric and Acquisition Sub are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Consents, Authorizations and Binding Effect. Rheometric and Acquisition Sub may execute, deliver and perform this Agreement without the necessity of Rheometric or Acquisition Sub obtaining any consent, approval, authorization or waiver or giving any notice, except for the consent of PNC Bank, National Association, Buyer's senior lender, (the "PNC Consent"), which has been obtained, and such other consents, approvals, authorizations or waivers which have been obtained and are unconditional and in full force and effect and such notices which have been given. This Agreement has been duly authorized, executed and delivered by each of Rheometric and Acquisition Sub and constitutes the legal, valid and binding obligation of Rheometric and Acquisition Sub, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. The execution, delivery and performance of this Agreement will not:

     (i) constitute a violation of the Certificate of Incorporation or the By-laws of Rheometric, or

     (ii) conflict with, result in the breach of, or constitute a default under, any restriction or other instrument to which Rheometric or Acquisition Sub is a party or by which Rheometric or Acquisition Sub may be bound or affected, or

     (iii)constitute a violation of any statute, order, decree, regulation or rule of any court, government authority or arbitrator which may be applicable to Rheometric or Acquisition Sub.

         (c) Consents. No consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any governmental authority, agency, bureau or commission is required to be obtained or made by Rheometric in connection with its execution, delivery and performance of the transactions contemplated by this Agreement.

         (d) Disputes. There is no litigation pending or, to Rheometric's or Acquisition Sub's knowledge, threatened, against Rheometric or Acquisition Sub which would materially impair the ability of Rheometric or Acquisition Sub to consummate the transactions contemplated by this Agreement.

         (e) Rheometric Shares. The Rheometric Shares, upon issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof (other than customary restrictions under Federal and state securities laws) and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

                                   ARTICLE IV

                        CLOSING AND CONDITIONS OF CLOSING

         4.1. Closing. The conditions to the Closing of the transactions contemplated hereunder are set forth in this Article IV.

         4.2. Conditions of Obligations of Rheometric. The obligations of Rheometric to consummate the sale and purchase under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived by Rheometric.

         (a) Representations and Warranties; Performance of Obligations. The representations and warranties of Sellers set forth in this Agreement shall be true and correct. Sellers shall have performed the obligations necessary to be performed by them under this Agreement prior to the Closing Date. None of the assets of the Company or any Subsidiary shall have been affected by any collision, fire, explosion, accident, embargo, act of God or any other casualty that impairs the Company or that has a material adverse effect upon the financial position or prospects of the Company or a Subsidiary.

         (b) Authorization of Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Sellers shall have been duly and validly taken, and Sellers shall have full right, power and authority to consummate the transactions contemplated hereby on the terms provided herein.

         (c) Consents. Rheometric shall have received evidence, in form and substance reasonably satisfactory to Rheometric, that any licenses, trademarks, trade names, patents, permits, consents, registrations, authorizations and/or orders of governmental authorities and parties to contracts with the Company or a Subsidiary as are necessary and material to the consummation of the transactions contemplated by this Agreement, and for Rheometric to operate the Business, have been obtained. All governmental authorizations, consents, approvals, exemptions, and other actions required to consummate the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         (d) Security Interests, Encumbrances, Liens, etc. Rheometric shall have received a copy of a letter from SunTrust, to the effect that the credit facility with SunTrust Bank (formerly Crestar Bank ("SunTrust") shall have been terminated, and such UCC-3 and other releases adequate to release of record any and all security interest and other liens thereunder.

         (e) Opinion of Counsel to Seller. Rheometric shall have received the opinion of Koltun & King, P.C., and of Reynolds, Parry-Jones & Crawford, counsel to Sellers, dated as of the Closing Date.

         (f) Suits or Proceedings. No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated.

         (g) Corporate Matters. Rheometric shall have received (i) such resignations of the directors and officers of the Company and each Subsidiary as it may have requested, such resignations to be effective as of immediately following the Closing and (ii) the minute books and stockholder registers and corporate seal of the Company and each Subsidiary.

         (h) [Reserved].

         (i) [Reserved].

         (j) Employment Agreements. Each Seller shall have executed a mutually satisfactory Employment Agreement with respect to his employment by the Company.

         (k) Escrow Agreement. Each Seller shall have executed and delivered an Escrow Agreement.

         4.3. Conditions of Obligations of Seller. The obligations of Sellers to consummate the sale and purchase under this Agreement are subject to the satisfaction of the following conditions, each of which may be waived by
Sellers:

         (a) Representations and Warranties; Performance of Obligations. The representations and warranties of Rheometric set forth in this Agreement shall be true and correct. Rheometric shall have performed the obligations necessary to be performed by it under this Agreement prior to the Closing Date.

         (b) Authorization of Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by Rheometric and Acquisition Sub shall have been duly and validly taken and Rheometric and Acquisition Sub shall each have full right, power and authority to consummate the transactions contemplated hereby on the terms provided herein.

         (c) Purchase Price. Rheometric shall have delivered to Sellers and/or the Escrow Agent the Cash Consideration; and the Letter of Instruction shall have been delivered to the Rheometric Transfer Agent.

         (d) Opinion of Counsel to Buyer. Seller shall have received the opinion
of  Dechert,  counsel  to  Rheometric,   dated  as  of  the  Closing  Date,  and
satisfactory in form and substance to Sellers.

         (e) Suits or Proceedings. No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated.

         (f) Consents. All governmental authorizations, consents, approvals, exemptions, or other actions required to consummate the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         (g)  Employment  Agreements.   The  Company  shall  have  executed  and
delivered a mutually satisfactory employment agreement with each Seller with respect to his employment by the Company.

         (h) Escrow Agreement. Rheometric shall have executed and delivered the Escrow Agreements.

                                   ARTICLE V

                                 INDEMNIFICATION

         5.1. Indemnification of Rheometric. Subject to the terms and conditions of this Article V, each Seller shall defend, at his own expense, and shall indemnify Rheometric and its directors, officers, employees, shareholders and agents (the "Rheometric Indemnified Persons") against, and hold the Rheometric Indemnified Persons harmless from, such Seller's pro rata share (on the basis of 85% for Snyder and 15% for Collins) of any and all loss, damage or liability, and all expenses, including without limitation reasonable legal fees and costs of investigation, remediation or other response action and other costs (collectively "Damages"), asserted against or incurred by one or more Rheometric Indemnified Persons arising out of:

     (i) a breach of the representations and warranties made by Sellers and each of them in this Agreement or in any certificate or other instrument furnished or to be furnished to Rheometric hereunder;

     (ii) the non-fulfillment of any agreement or covenant made by such Seller in or pursuant to this Agreement or in any certificate or other instrument furnished or to be furnished to Rheometric hereunder;

     (iii)all Taxes (as defined in Section 2.2(q) hereof) for all periods (or portions thereof) ending on or before the Closing Date for which the Company or a Subsidiary is liable except to the extent accrued for on the Closing Balance Sheet; and

     (iv) the Company or a Subsidiary having been a member of a consolidated, affiliated or controlled group for Tax or ERISA purposes.

         5.2. Indemnification of Seller. Subject to the terms and conditions of this Article V, Rheometric shall defend, at its own expense, and shall indemnify each Seller and his heirs, personal representatives and assigns (collectively the "Seller Indemnified Persons") against, and hold the Seller Indemnified Persons harmless from, any and all Damages incurred by one or more Seller Indemnified Persons arising out of:

     (i) any breach of the representations and warranties made by Rheometric in this Agreement or in any certificate or other instrument furnished or to be furnished to Sellers hereunder, and

     (ii) the non-fulfillment of any agreement or covenant made by Rheometric in or pursuant to this Agreement.

         5.3. Survival. All representations and warranties contained herein or made pursuant hereto, whether by Sellers or Rheometric, shall survive the closing hereunder until April 15, 2002, except that:

     (i) the representations and warranties of Sellers contained in or made pursuant to Section 2.1(c) and Section 2.2(c) hereof, and of Rheometric contained in or made pursuant to Section 3.1(e) hereof, shall survive the closing hereunder without any limitation as to time, and

     (ii) the representations and warranties of Seller contained in or made pursuant to Section 2.2(q) and 2.2(u) hereof or otherwise with respect to Tax or employee benefit matters shall survive the closing hereunder until three months after the date on which the right to file any claim in respect of such matters by the appropriate governmental or administrative authority or any other Person has expired.

The expiration of any representation and warranty or any indemnification obligation hereunder shall not affect any claim made, by the giving of written notice by a Party to the other in the manner provided by this Agreement, prior to the date of such expiration. All covenants and agreements shall survive the closing.

         5.4. Certain Claims. (a) Promptly after receipt by an indemnified party of written notice of the commencement of any investigation, claim, proceeding or other action in respect of which indemnity may be sought from the indemnitor (an "Action"), such indemnified party shall notify the indemnitor in writing of the commencement of such Action; but the omission to so notify the indemnitor shall not relieve it from any liability that it may otherwise have to such indemnified party, except to the extent that the indemnitor is materially prejudiced or forfeits substantive rights or defenses as a result of such failure. In connection with any Action in which the indemnitor and any indemnified party are parties, the indemnitor shall be entitled to participate therein, and may assume the defense thereof by so notifying the indemnified party and agreeing in writing to defend the Action with counsel reasonably satisfactory to the indemnified party and be responsible for any judgments or settlements resulting therefrom. If the indemnifying party advises the indemnified party in writing that it is assuming the defense of such Action and responsibility for any judgments or settlements resulting therefrom, notwithstanding the assumption of the defense of any such Action by the indemnitor, each indemnified party shall have the right to employ separate counsel and to participate in the defense of such Action, and the indemnitor shall bear the reasonable fees, costs and expenses of such separate counsel to such indemnified party if: (i) the indemnitor shall have agreed to the retention of such separate counsel, (ii) the indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnitor by the same counsel would be inappropriate due to actual or, as reasonably determined by such indemnified party's counsel, potential differing interests between them in the conduct of the defense of such Action, or if there may be legal defenses available to such indemnified party that are different from or additional to those available to the indemnitor, or
(iii) the indemnitor shall have failed to employ counsel reasonably satisfactory to such indemnified party within a reasonable period of time after notice of the institution of such Action or shall not be diligently defending such action. If such indemnified party retains separate counsel in cases other than as described in clauses (i), (ii) or (iii) above, such counsel shall be retained at the expense of such indemnified party. Except as provided above, it is hereby agreed and understood that the indemnitor shall not, in connection with any Action in the same jurisdiction, be liable for the fees and expenses of more than one counsel (plus appropriate local counsel) for all such indemnified parties. The party from whom indemnification is sought shall not, without the written consent of the party seeking indemnification (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment that does not include an unconditional release of the party seeking indemnification from all liabilities with respect to such claim.

         (b) In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the party seeking indemnification shall promptly send notice of such claim to the party from which indemnification is sought. If the latter does not dispute such claim, subject to Section 5.7 hereof, the latter shall pay such claim in full within 10 business days. If the latter disputes such claim, such dispute shall be resolved by agreement of the parties or in any other manner available under law.

         (c) The indemnified party shall make available to the indemnifying party or its representatives all records and other materials reasonably required by it for use in contesting any third party claim and shall cooperate with the indemnifying party in the defense of all such claims; all of the foregoing shall be provided on a commercially reasonable basis.

         5.5. Limitations. Any claims for breach of any representation, warranty or covenant made hereunder shall be subject to the following limitations and adjustments:

         (a) indemnification under Section 5.1(i) and Section 5.2(i) shall only be required to be provided by the Sellers (taken together) or Rheometric when the aggregate amount of all claims for which indemnification is sought from such Parties exceeds $50,000, in which case such Party shall be liable for all such amounts in excess thereof;

         (b) in the event that the Company or any of the Subsidiaries receives, after the Closing, any tax refund from any federal, state or local taxing authority, the amount of such refund to the extent exceeding any amount in respect thereof reflected on the Closing Balance Sheet shall offset the amount of any indemnification which could become due and owing hereunder as a result any indemnification obligations of the Sellers pursuant to Section 5.1(iii) hereof;

         (c) no claim for indemnity under Sections 5.1 or 5.2 shall be effective unless noticed, pursuant to Section 5.4, within the survival period specified under Section 5.3; and

         (d) in no event shall Sellers under Section 5.1(i) or Rheometric  under
Section  5.2(i)  be  liable  for an amount  in the  aggregate  greater  than the
"Indemnity   Cap"  for  all  claims  made  against  them  under  such  Sections, respectively. The Indemnity Cap shall be an amount equal to the Merger Consideration.

         5.6. Allocation. Subject to Section 5.7 hereof, in the event any indemnification payment is required to be made by Sellers to Rheometric pursuant to this Article V, 20% shall be paid in cash and 80% shall be paid by the delivery of shares of Rheometric Common Stock, which shares shall be valued as of the date immediately preceding the date of delivery.

         5.7. Escrow. Indemnification payments, if any, required to be made by Sellers shall be made pursuant to the Escrow Agreement to the extent of property escrowed thereunder before recourse is sought directly against Sellers.

                                   ARTICLE VI

                          CERTAIN POST CLOSING MATTERS

         6.1. Non-Competition. Each Seller agrees, individually, that, without the prior written consent of Rheometric, he shall not, for a period of eighteen months after he ceases to be an employee of Rheometric, the Company or any of their respective subsidiaries, directly or indirectly,

     (i) compete with, or be retained by, render consulting or advisory services to or be a proprietor, director, partner or shareholder of any enterprise that is (x) engaged in the Business, (y) engaged in the development, sales or distribution or rheology technologies or (z) in the event Seller has, at the request of Rheometric, provided more than 20 hours of business time and energies to the development or operation of any other business of Rheometric or its subsidiaries or affiliates, such other business (collectively, the "Post Closing Business");

     (ii) interfere with, disrupt or attempt to disrupt any then existing relationship, contractual or otherwise, between Rheometric or the Company or any of their respective subsidiaries and any of their customers or clients or other persons with whom they deal; or

     (iii)directly or indirectly solicit for employment or assist any other entity in soliciting for employment any employee or executive employed by the Company or a Subsidiary on the Closing Date.

         6.2. Confidentiality. Without the specific prior written consent of Rheometric, each Seller shall not, directly or indirectly, divulge to any person, firm, corporation or association, or use for their own benefit, any trade secrets, proprietary secrets and any other confidential information concerning the Company or a Subsidiary or its affairs, customers or any data or statistical information of the Company or a Subsidiary, it being the intent of this provision to restrict each Seller from disseminating or using any data or information of the Company or a Subsidiary which is at the time of such use or dissemination unpublished and not readily available or generally known to persons involved or engaged in any businesses competitive with the Business or the Post Closing Business.

         6.3. Reformation. Although the restrictions contained in Sections 6.1 and 6.2 hereof are considered by the parties hereto to be fair and reasonable in the circumstances, if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in Sections 6.1 and 6.2 shall apply, at the election of Rheometric, with such modifications as may be necessary to make them valid, effective and enforceable in the particular jurisdiction in which such restrictions are adjudged to be void and unenforceable.

         6.4.  Injunctive  Relief.  If a violation of any covenant  contained in
Section 6.1 or 6.2 occurs or is threatened, each Seller acknowledges that such violation or threatened violation will cause irreparable injury to Rheometric and/or the Company or a Subsidiary and the remedy at law for any such violation or threatened violation will be inadequate, and Rheometric and/or the Company or such Subsidiary shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

         6.5. Beneficiaries. The covenants contained in Sections 6.1 and 6.2 shall inure to the benefit of Rheometric, the Company, the Subsidiaries and their respective successors or assigns.

         6.6. Holding Period. Each Seller agrees and acknowledges that the Rheometric Shares may not be sold, pledged, transferred or otherwise disposed of until after the first anniversary of the Closing Date, and then only to the extent each Seller satisfies the requirements of Rule 144 under the Securities Act of 1933, as amended, and any other applicable state or federal securities law.

         6.7. Employee Benefits. As of the Closing Date, Rheometric agrees to take any and all steps necessary so that the employees of the Company and its subsidiaries (the "Employees") shall be entitled to participate in all of the employee benefit plans, programs and arrangements sponsored by Rheometric (the "Rheometric Benefit Plans"), on the same terms and conditions as the other employees of Rheometric, except that:

         (a) the Employees shall receive full credit for their seniority and all of their years of service with the Company or any Subsidiary, for purposes of eligibility to participate in the Rheometric Benefit Plans, as well as for purposes of the accrual and vesting of any benefits under the Rheometric Benefit Plans;

         (b) the Employees shall not be eligible to carry over any accrued vacations or leave benefits that are unused as of the Closing Date,

         (c) at Rheometric's option (which may be exercised independently for each Employee and each Benefit Plan), with respect to each Benefit Plan in which an Employee is entitled to participate immediately prior to the Merger, Rheometric shall either (i) take action such that any conditions or limitations for pre-existing conditions that might apply to the Employees under the Rheometric Benefit Plans shall be waived and all amounts paid by the Employees, prior to the Closing Date, under any health or dental insurance plans of the Company or any Subsidiary shall be taken into account in applying deductible, co-payment and out-of-pocket expense limitations that are applicable to such Employees under Rheometric's Benefit Plans for the remainder of the fiscal year of such Rheometric Benefit Plans; or (ii) keep in place the Benefit Plans maintained by the Company and its Subsidiaries prior to the Merger until December 31, 2000, after which the Employees shall participate in the Rheometric Benefit Plans on the same basis as Rheometric Employees, or (iii) provide COBRA coverage, at the expense of

Rheometric, until December 31, 2000, after which such continued health or dental insurance shall be the responsibility of the Employee.


                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1. Further Actions. From time to time, as and when requested by Rheometric, each Seller shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as Rheometric may reasonably deem necessary or desirable to carry out the intent and purposes of this Agreement, to consummate the Merger (or to evidence the foregoing) and to consummate the other transactions contemplated hereby.

         7.2. Brokerage. Each Seller represents and warrants to Rheometric that neither Sellers nor the Company have any obligation or liability to any broker or finder by reason of the transactions which are the subject of this Agreement; Sellers shall indemnify Rheometric and the Company against, and shall hold Rheometric and the Company harmless from, at all times after the date hereof, any and all liabilities (including without limitation legal fees), and shall pay any final judgment obtained by any person claiming brokerage commissions or finder's fees, or rights to similar compensation, on account of services purportedly rendered on behalf of a Seller or the Company or a Subsidiary in connection with this Agreement or the transactions contemplated hereby. Rheometric represents and warrants to Sellers that Rheometric has no obligation or liability to any broker or finder by reason of the transactions which are the subject of this Agreement. Rheometric shall indemnify Sellers against, and shall hold Sellers harmless from, at all times after the date hereof, any and all liabilities (including without limitation legal fees), and shall pay any final judgment obtained by any person claiming brokerage commissions or finder's fees, or rights to similar compensation, on account of services purportedly rendered on behalf of Rheometric in connection with this Agreement or the transactions contemplated hereby.

         7.3. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Rheometric shall pay its expenses in connection with the negotiation, execution, delivery and performance of this Agreement and the Company shall pay its and the Sellers' expenses in connection with the negotiation, execution, delivery and performance of this Agreement.

         7.4. Entire Agreement. This Agreement, which includes the Schedules and Exhibits hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between Rheometric, the Company and Sellers with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto. For all purposes of this Agreement, all references to this Agreement shall be deemed to include the documents, agreements and instruments executed and delivered by Sellers pursuant to or in connection with this Agreement, unless the context clearly requires otherwise.

         7.5. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         7.6. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         If to Sellers:

             Sheridan D. Snyder
             109 Amherst Commons
             Charlottesville, VA  22902

             Robert P. Collins, Jr.
             1334 Dunlora Drive
             Charlottesville, VA  22901

         If to the Company or Rheometric:

             Rheometric Scientific, Inc.
             One Possumtown Road
             Piscataway, New Jersey 08854
             Attn: Chairman

Any party may by notice change the address to which notices or other communications to it are to be delivered or mailed.

         7.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Each of the parties hereto irrevocably submits to the jurisdiction of the Courts of the States of Delaware and New Jersey, and of any Federal Court located in such states, in connection with any action or proceeding arising out of or relating to, or breach of, this Agreement or of any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement.

         7.8. Assignability. This Agreement shall not be assignable otherwise than by operation of law by either party without the prior written consent of the other party, and any purported assignment by any party without the prior written consent of the other party shall be void, except that Rheometric may assign to any financial institution providing financing or extending credit to Rheometric any or all of its rights under this Agreement, but any assignee of such rights shall take such rights subject to any defenses, counterclaims and set-offs to which Sellers may be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         7.9. Waivers and Amendments. Any waiver of any term or condition, or any amendment or supplementation, of this Agreement shall be effective only if in writing. A waiver of any breach of any of the terms or conditions of this Agreement shall not in any way be construed as a waiver of any subsequent breach.

         7.10. Third Party Rights. Except as otherwise provided in Sections 5.1 and 5.2 with respect to the indemnification obligations of Sellers and Rheometric for the benefit of the Rheometric Indemnified Persons and the Seller Indemnified Persons, as the case may be, this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

         7.11. Illegality. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Agreement shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

         7.12. Confidentiality. Subject to compliance with applicable law and with any requirements of the Parties to disclose the terms of this Agreement under the provisions of any bank loan agreements by which the Parties may be bound, the Parties, individually, agree to keep confidential and not disclose or communicate the terms and conditions of this Agreement (other than to their respective advisors and representatives).

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.



                               /s/ Sheridan D. Snyder
                               ---------------------------------
                               Sheridan D. Snyder


                               /s/ Robert P. Collins, Jr.
                               ---------------------------------
                               Robert P. Collins, Jr.


                               PROTEIN SOLUTIONS, INC.


                               By: /s/ Sheridan D. Snyder
                                   ---------------------------------
                                   Name:  Sheridan D. Snyder
                                   Title: President


                               RHEOMETRIC SCIENTIFIC, INC.


                               By: /s/ Mark F. Callaghan
                                   ---------------------------------
                                   Name:   Mark F. Callaghan
                                   Title:  Executive Vice President



                              PSI ACQUISITION CORP.


                              By: /s/ Mark F. Callaghan
                                  ---------------------------------
                                  Name:   Mark F. Callaghan
                                  Title:  Vice President



                      [Signature Page to Merger Agreement]